Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FOURTH QUARTER OF 2017

TUPELO, MISSISSIPPI (January 16, 2018) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2017. Although the Company expects to realize material tax savings in the future as a result of the Tax Cuts and Jobs Act, the Company was required to revalue its net deferred tax assets in the fourth quarter of 2017 to reflect the corporate tax rate reduction implemented by this legislation. This revaluation, addressed in more detail later in this release, resulted in an approximately $14.5 million after-tax write-down of the Company's net deferred tax assets, which was charged against fourth quarter earnings and is reflected in the following discussion of the Company's results of operations for the fourth quarter and full year of 2017.

Net income for the fourth quarter of 2017 was approximately $16.5 million, as compared to $23.6 million for the fourth quarter of 2016. Basic and diluted earnings per share (“EPS”) were $0.33 for the fourth quarter of 2017, as compared to basic and diluted EPS of $0.56 and $0.55, respectively, for the fourth quarter of 2016. The write down of the Company's net deferred tax assets resulted in a $14.5 million decrease to net income, or $0.30 in diluted EPS, for the fourth quarter of 2017.

Net income for the year ending December 31, 2017, was $92.2 million, as compared to $90.9 million for the same period in 2016. Basic and diluted EPS were $1.97 and $1.96, respectively, for 2017, as compared to basic and diluted EPS of $2.18 and $2.17, respectively, for the same period in 2016. The write down of the Company's net deferred tax assets resulted in a $14.5 million decrease to net income, or $0.31 in diluted EPS, for 2017.

The Company's balance sheet and results of operations as of and for the year ended December 31, 2017, include the impact of the Company's acquisition of Metropolitan BancGroup, Inc. (“Metropolitan”), which was completed on July 1, 2017. As of the acquisition date, Metropolitan operated eight offices in Nashville and Memphis, Tennessee and the Jackson, Mississippi MSA and had approximately $1.4 billion in assets, which included approximately $968 million in total loans, including mortgage loans held for sale, and approximately $942 million in total deposits. The assets acquired and liabilities assumed have been recorded at estimated fair value and are subject to change pending finalization of all valuations.

Impact from the Tax Cuts and Jobs Act and Other Infrequent or Nonrecurring Items

The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, among other things, permanently lowers the federal corporate tax rate, effective for tax years including or beginning January 1, 2018. United States generally accepted accounting principles require the Company to revalue its net deferred tax assets on the date of enactment based on the reduction in the overall future tax benefit expected to be realized at the lower tax rate implemented by the new legislation. After reviewing the Company's inventory of deferred tax assets and liabilities on the date of enactment and giving consideration to the future impact of the lower corporate tax rates and other provisions of the new legislation, the Company's estimated write-down of its net deferred tax assets was approximately $14.5 million, which is inclusive of an approximately $2.0 million write-down of deferred tax items accounted for in accumulated other comprehensive income (“AOCI”). This write-down is reflected in the Company's operating results for the fourth quarter of 2017 as an increase to the provision for income taxes. The Company's initial estimate of the net deferred tax assets write-down and the components thereof may be adjusted in future periods based on a number of factors and uncertainties, including the finalization of the Company's 2017 tax returns, further clarification from the Financial Accounting Standards Board on the proper treatment of the tax effects of items presented in AOCI and additional guidance released on the new legislation.

In addition to the write-down of net deferred tax assets, the Company incurred other expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported earnings for the dates presented (in thousands):

	Three months ended December 31, 2017			Three months ended December 31, 2016
	Pre-tax	After-tax	Diluted EPS	Pre-tax	After-tax	Diluted EPS
Earnings, as reported	$46,745	$16,511	$0.33	$35,096	$23,635	$0.55
Write-down of net deferred tax assets	—	14,486	0.30	—	—	—
Merger and conversion expenses	723	479	0.01	—	—	—
Loss share termination	—	—	—	2,053	1,495	0.04
Earnings, adjusted	47,468	31,476	0.64	37,149	25,130	0.59

	Year ended December 31, 2017			Year ended December 31, 2016
	Pre-tax	After-tax	Diluted EPS	Pre-tax	After-tax	Diluted EPS
Earnings, as reported	$159,869	$92,188	$1.96	$135,777	$90,930	$2.17
Write-down of net deferred tax assets	—	14,486	0.31	—	—	—
Merger and conversion expenses	10,378	6,925	0.15	4,023	2,694	0.06
Debt prepayment penalty	205	137	—	2,539	1,700	0.04
Loss share termination	—	—	—	2,053	1,495	0.04
Earnings, adjusted	170,452	113,736	2.42	144,392	96,819	2.31

Managing Assets Below $10 Billion at December 31, 2017

As a result of the acquisition of Metropolitan, coupled with organic balance sheet growth, the Company's assets exceeded $10 billion at the end of the third quarter of 2017. In order to delay the adverse impact of the Durbin Amendment to the Dodd-Frank Act, which, among other things, imposes limitations on the amount of debit card interchange fees certain banking institutions may collect, the Company initiated several strategic initiatives to manage its consolidated assets below $10 billion at December 31, 2017, which is the threshold at which bank holding companies would be subject to the Durbin Amendment. More specifically, the Company sold certain investment securities and shortened the holding period of mortgage loans held for sale. The proceeds from these initiatives were used to reduce certain wholesale funding sources. The pre-tax cost of the overall initiative for the fourth quarter of 2017, which includes interest income foregone on the securities and mortgage loans sold, was approximately $450 thousand, which amount was slightly offset by a pre-tax gain of $91 thousand resulting from the sale of certain investment securities. The Company had previously disclosed the estimated impact of the Durbin Amendment on the Company's interchange fee income in 2018 would be approximately $2.1 million to $2.3 million per quarter beginning in the third quarter. During the first quarter of 2018, the Company intends to lengthen the holding period of our mortgage loans held for sale portfolio and purchase securities to reestablish the balance of our investment securities portfolio at a level consistent with amounts reported in previous periods.

“Excluding the immediate impact from the Tax Cuts and Jobs Act, the Company closed the year with very strong results. Our continuous efforts to grow net interest income while focusing on efficiency contributed to our profitability during the year. Furthermore, neither our strategies to deleverage the balance sheet during the fourth quarter nor the conversion and integration of Metropolitan’s operations during the third quarter significantly impacted our day-to-day operations, as evidenced by our strong loan growth during the year,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Our continued success in 2017 was a leading factor considered by our Board of Directors this past November when approving an increase to our quarterly dividend which boosts our annual cash dividend from $0.72 to $0.76.”

“We believe we are well positioned for greater success as we enter 2018. Continued focus on our key strategic initiatives, coupled with further benefits to be realized from the Tax Cuts and Jobs Act, is expected to contribute to our success in the coming year,” said C. Mitchell Waycaster, Renasant President and Chief Operating Officer. “We look to share with our associates, communities, clients and our company any benefits realized from the new tax law as we continue to focus on these constituencies that have provided us with the success we’ve enjoyed as a company for more than 114 years.”

Profitability Metrics

The following table presents the Company’s profitability metrics for the three and twelve months ended December 31, 2017, including and excluding the impact of the write-down of net deferred tax assets, after-tax merger and conversion expenses and, for the twelve-month period, debt prepayment penalties:

	Three Months Ended		Year Ended
	December 31, 2017		December 31, 2017
	As Reported	Excluding nonrecurring charges	As Reported	Excluding nonrecurring charges
Return on average assets	0.64%	1.22%	0.97%	1.20%
Return on average tangible assets	0.73%	1.35%	1.08%	1.32%
Return on average equity	4.31%	8.23%	6.68%	8.24%
Return on average tangible equity	7.94%	14.67%	11.84%	14.48%
The above profitability metrics, excluding return on average assets and return on average equity as reported, are non-GAAP financial measures. A reconciliation of these financial measures from GAAP to non-GAAP is included in the table at the end of this release.

Other financial highlights from the fourth quarter of 2017 and the year ended December 31, 2017 include the following:

•	Total assets were $9.8 billion at December 31, 2017, as compared to $8.7 billion at December 31, 2016.

•
Loans not purchased increased to $5.6 billion at December 31, 2017, from $4.7 billion at December 31, 2016, which represents an annual growth rate of 18.56%. Excluding loans acquired in the Metropolitan acquisition, the fair value of which was $965.0 million at the acquisition date, net loan growth for 2017 was 7.31%. The following tables reconcile the reported loan yield to the adjusted loan yield excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Taxable equivalent interest income on loans (as reported)	$97,307	$90,693	$78,267
Interest income collected (foregone) on problem loans	4,543	963	1,971
Accretable yield recognized on purchased loans(1)	5,878	6,259	8,302
Interest income on loans (adjusted)	$86,886	$83,471	$67,994

Average loans	$7,535,199	$7,375,410	$6,147,076

Loan yield, as reported	5.07%	4.88%	5.07%
Loan yield, adjusted	4.52%	4.49%	4.40%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,747, $2,770 and $4,938 for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively, which increased loan yield by 14 basis points, 15 basis points and 32 basis points for the same periods, respectively.

	Year Ended
	December 31,	December 31,
	2017	2016
Taxable equivalent interest income on loans (as reported)	$340,567	$295,333
Interest income collected (foregone) on problem loans	8,807	4,581
Accretable yield recognized on purchased loans(1)	23,151	29,436
Interest income on loans (adjusted)	$308,609	$261,316

Average loans	$6,855,802	$5,895,972

Loan yield, as reported	4.97%	5.01%
Loan yield, adjusted	4.50%	4.43%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $10,932 and $14,555 for the year ended December 31, 2017 and 2016, respectively, which increased loan yield by 16 basis points and 25 basis points for the same periods, respectively.

•
Total deposits increased to $7.9 billion at December 31, 2017, from $7.1 billion at December 31, 2016. For the fourth quarter of 2017, the cost of total deposits was 36 basis points, as compared to 33 basis points for the third quarter of 2017 and 28 basis points for the fourth quarter of 2016. The cost of total deposits was 32 basis points for the year ending December 31, 2017, as compared to 27 basis points for 2016. The following tables present the mix and cost of total funding sources for the fourth quarter of 2017 as compared to the same period in 2016 and for the year 2017 as compared to 2016.

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ended			Three Months Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2017	2017	2016	2017	2017	2016
Noninterest-bearing demand	21.74%	21.30%	21.34%	—%	—%	—%
Interest-bearing demand	43.80	44.55	43.46	0.32	0.28	0.20
Savings	6.63	6.63	7.35	0.07	0.07	0.07
Time deposits	21.12	20.89	22.22	0.90	0.87	0.77
Borrowed Funds	6.71	6.63	5.63	2.74	2.65	2.85
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.52%	0.49%	0.42%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Year Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Noninterest-bearing demand	21.46%	20.40%	—%	—%
Interest-bearing demand	44.92	42.96	0.26	0.19
Savings	7.06	7.30	0.07	0.07
Time deposits	21.35	22.06	0.85	0.73
Borrowed Funds	5.21	7.28	3.16	1.96
Total deposits and borrowed funds	100.00%	100.00%	0.47%	0.39%

•
Net interest income was $93.3 million for the fourth quarter of 2017, as compared to $90.0 million for the third quarter of 2017 and $78.0 million for the fourth quarter of 2016. Net interest margin was 4.25% for the fourth quarter of 2017, as compared to 4.08% for the third quarter of 2017 and 4.24% for the fourth quarter of 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Taxable equivalent net interest income (as reported)	$96,448	$91,935	$79,774
Interest income collected (foregone) on problem loans	4,543	963	1,971
Accretable yield recognized on purchased loans (1)	5,878	6,259	8,302
Taxable equivalent net interest income (adjusted)	$86,027	$84,713	$69,501

Average earning assets	$8,913,675	$8,944,067	$7,483,222

Net interest margin, as reported	4.25%	4.08%	4.24%
Net interest margin, adjusted	3.78%	3.76%	3.69%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,747, $2,770 and $4,938 for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively, which increased net interest margin by 12 basis points, 12 basis points and 26 basis points for the same periods, respectively.

•
Net interest income was $336.9 million for 2017, as compared to $301.0 million for 2016. Net interest margin was 4.16% for 2017, as compared to 4.22% for 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Year Ended
	December 31,	December 31,
	2017	2016
Taxable equivalent net interest income (as reported)	$345,743	$308,002
Interest income collected (foregone) on problem loans	8,807	4,581
Accretable yield recognized on purchased loans (1)	23,151	29,436
Taxable equivalent net interest income (adjusted)	$313,785	$273,985

Average earning assets	$8,301,230	$7,296,296

Net interest margin, as reported	4.16%	4.22%
Net interest margin, adjusted	3.78%	3.76%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $10,932 and $14,555 for the year ended December 31, 2017, and December 31, 2016, respectively, which increased net interest margin by 13 basis points and 20 basis points for the same periods, respectively.

•
Noninterest income for the fourth quarter of 2017 was $32.4 million, as compared to $30.3 million for the fourth quarter of 2016. Noninterest income for the year ended December 31, 2017 was $132.1 million, as compared $137.4 million for the same period in 2016. Mortgage banking income for the fourth quarter of 2017 was $9.9 million, compared to $8.3 million for the fourth quarter of 2016. Mortgage banking income for the year ended December 31, 2017 was $43.4 million, compared to $49.4 million for the same period in 2016. The year-over-year decrease in mortgage banking income was driven by lower mortgage loan originations in the current year when compared to the prior year due to a reduction in mortgage refinancing as interest rates have risen. This decrease was slightly offset by the increase in service charges on deposit accounts and fees and commission on loans and deposits. The addition of Metropolitan, coupled with growth in fee income on legacy Renasant loan and deposit products, contributed to the growth in service charges on deposits and fees and commissions on loans and deposits for the twelve months ending December 31, 2017 compared to the same period in 2016.

•
Noninterest expense was $76.8 million for the fourth quarter of 2017, as compared to $71.6 million for the fourth quarter of 2016. Noninterest expense for the year ended December 31, 2017 was $301.6 million, as compared $295.1 million for the same period in 2016. Excluding nonrecurring charges for merger and conversion expenses, debt extinguishment penalties and the loss share termination charge, the Company's efficiency ratio was 57.75% and 59.55% for the fourth quarter and full year of 2017, respectively, which exceeded the Company's goal of achieving an efficiency ratio below 60%.

Asset Quality Metrics
Total nonperforming assets were $39.4 million at December 31, 2017, a decrease of $19.4 million from December 31, 2016, and consisted of $23.4 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $15.9 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions, including the Metropolitan acquisition (collectively referred to as “purchased nonperforming assets”), were $10.2 million and $11.5 million, respectively, at December 31, 2017, as compared to $22.2 million and $17.4 million, respectively, at December 31, 2016. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Net loan charge-offs were $470 thousand, or 0.02% on an annualized basis of average total loans, for the fourth quarter of 2017, as compared to $4.8 million, or 0.31% on an annualized basis of average total loans, for the fourth quarter of 2016.

•
The provision for loan losses was $2.2 million for the fourth quarter of 2017, as compared to $1.7 million for the fourth quarter of 2016. The provision was $7.6 million for the full year of 2017, as compared to $7.5 million for the same time period in 2016.

•
Excluding purchased loans, nonperforming loans decreased to $13.3 million, or 0.24% of total loans, at December 31, 2017, from $13.4 million, or 0.28% of total loans, at December 31, 2016. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.30% at December 31, 2017, as compared to 0.23% at December 31, 2016.

•	Excluding purchased OREO, OREO was $4.4 million at December 31, 2017, as compared to $5.9 million at December 31, 2016. OREO sales totaled $3.0 million for 2017 and $6.5 million for 2016.

•
The allowance for loan losses was 0.61% of total loans at December 31, 2017, as compared to 0.69% at December 31, 2016. The allowance for loan losses was 0.83% of non-purchased loans at December 31, 2017, as compared to 0.91% at December 31, 2016.

Capital Metrics

•
At December 31, 2017, Tier 1 leverage capital ratio was 10.16%, Common Equity Tier 1 ratio was 11.32%, Tier 1 risk-based capital ratio was 12.37%, and total risk-based capital ratio was 14.43%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.56% at December 31, 2017, as compared to 9.00% at December 31, 2016.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, January 17, 2018.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst180117.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Fourth Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10115657 or by dialing

1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until January 31, 2018.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 114-year-old financial services institution. Renasant has assets of approximately $9.8 billion and operates more than 175 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions. In this release in particular, the Company’s statements about the outlook and expectations with respect to the enactment of H.R.1, commonly known as the Tax Cuts and Jobs Act, including, among other things, the expected impact of this legislation on the Company’s net deferred tax assets and the impact of the revaluation of such net deferred tax assets on the Company’s fourth quarter 2017 earnings, are forward-looking statements.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, including uncertainties in the Company's preliminary review of, and additional analysis with respect to, the impact of the Tax Cuts and Jobs Act and the risk that the Company may not be able to realize the value of its net deferred tax assets. Actual results may differ materially from those contemplated by such forward-looking statements. In addition to the risks and uncertainties arising in connection with the impact of the Tax Cuts and Jobs Act, important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment in addition to the recent tax legislation, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures. Certain non-GAAP financial measures that the Company uses exclude purchase accounting adjustments and interest income collected (foregone) on problem loans from loan interest income and net interest income when calculating the Company’s taxable equivalent loan yields and net interest margin, respectively. The most directly comparable GAAP financial measure is presented with these non-GAAP measures. The Company’s management uses these non-GAAP financial measures to evaluate ongoing operating results and to assess ongoing profitability.

Certain other non-GAAP financial measures (namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio) adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2017 -	Twelve Months Ended
	2017				2016				Q4 2016	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Statement of earnings
Interest income - taxable equivalent basis	$107,773	$102,613	$89,429	$83,781	$87,564	$84,784	$85,783	$78,009	23.08	$383,596	$336,149	14.11
Interest income	$104,587	$100,695	$87,579	$81,889	$85,840	$83,032	$84,008	$76,259	21.84	$374,750	$329,138	13.86
Interest expense	11,325	10,678	7,976	7,874	7,791	7,301	6,851	6,205	45.35	37,853	28,147	34.48
Net interest income	93,262	90,017	79,603	74,015	78,049	75,731	77,157	70,054	19.49	336,897	300,991	11.93
Provision for loan losses	2,150	2,150	1,750	1,500	1,650	2,650	1,430	1,800	30.30	7,550	7,530	0.27
Net interest income after provision	91,112	87,867	77,853	72,515	76,399	73,081	75,727	68,254	19.26	329,347	293,461	12.23
Service charges on deposit accounts	8,659	8,676	7,958	7,931	8,163	8,200	7,521	7,991	6.08	33,224	31,875	4.23
Fees and commissions on loans and deposits	5,647	5,618	5,470	5,199	4,772	4,921	4,877	4,244	18.34	21,934	18,814	16.58
Insurance commissions and fees	1,955	2,365	2,181	1,860	1,951	2,420	2,175	1,962	0.21	8,361	8,508	(1.73)
Wealth management revenue	3,000	2,963	3,037	2,884	2,849	3,040	2,872	2,891	5.30	11,884	11,652	1.99
Securities gains (losses)	91	57	—	—	—	—	1,257	(71)	100.00	148	1,186	(87.52)
Mortgage banking income	9,871	10,616	12,424	10,504	8,262	15,846	13,420	11,915	19.47	43,415	49,443	(12.19)
Other	3,218	3,118	3,195	3,643	4,258	3,845	3,464	4,370	(24.42)	13,174	15,937	(17.34)
Total noninterest income	32,441	33,413	34,265	32,021	30,255	38,272	35,586	33,302	7.23	132,140	137,415	(3.84)
Salaries and employee benefits	48,787	48,530	45,014	42,209	39,966	44,702	45,387	42,393	22.07	184,540	172,448	7.01
Data processing	4,226	4,179	3,835	4,234	4,503	4,560	4,502	4,158	(6.15)	16,474	17,723	(7.05)
Occupancy and equipment	10,153	9,470	8,814	9,319	8,809	8,830	8,531	8,224	15.26	37,756	34,394	9.77
Other real estate	554	603	781	532	1,585	1,540	1,614	957	(65.05)	2,470	5,696	(56.64)
Amortization of intangibles	1,708	1,766	1,493	1,563	1,624	1,684	1,742	1,697	5.17	6,530	6,747	(3.22)
Merger and conversion related expenses	723	6,266	3,044	345	—	268	2,807	948	100.00	10,378	4,023	157.97
Debt extinguishment penalty	—	—	—	205	—	2,210	329	—	—	205	2,539	(91.93)
Loss share termination	—	—	—	—	2,053	—	—	—	(100.00)	—	2,053	(100.00)
Other	10,657	9,846	11,860	10,902	13,018	12,674	12,347	11,437	(18.14)	43,265	49,476	(12.55)
Total noninterest expense	76,808	80,660	74,841	69,309	71,558	76,468	77,259	69,814	7.34	301,618	295,099	2.21
Income before income taxes	46,745	40,620	37,277	35,227	35,096	34,885	34,054	31,742	33.19	159,869	135,777	17.74
Income taxes	30,234	14,199	11,993	11,255	11,461	11,706	11,154	10,526	163.80	67,681	44,847	50.92
Net income	$16,511	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	(30.14)	$92,188	$90,930	1.38
Basic earnings per share	$0.33	$0.54	$0.57	$0.54	$0.56	$0.55	$0.54	$0.53	(41.07)	$1.97	$2.18	(9.63)
Diluted earnings per share	0.33	0.53	0.57	0.54	0.55	0.55	0.54	0.52	(40.00)	1.96	2.17	(9.68)
Average basic shares outstanding	49,320,377	49,316,572	44,415,423	44,364,337	42,441,588	42,091,164	42,066,168	40,324,475	16.21	46,874,502	41,737,636	12.31
Average diluted shares outstanding	49,456,289	49,435,225	44,523,541	44,480,499	42,636,325	42,310,358	42,303,626	40,559,145	16.00	47,001,516	41,989,455	11.94
Common shares outstanding	49,321,231	49,320,225	44,430,335	44,394,707	44,332,273	42,102,224	42,085,690	40,373,753	11.25	49,321,231	44,332,273	11.25
Cash dividend per common share	$0.19	$0.18	$0.18	$0.18	$0.18	$0.18	$0.18	$0.17	5.56	$0.73	$0.71	2.82
Performance ratios
Return on avg shareholders' equity	4.31%	7.01%	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%		6.68%	8.15%
Return on avg tangible s/h's equity (1)	7.94%	12.74%	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%		11.84%	15.28%
Return on avg assets	0.64%	1.02%	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%		0.97%	1.08%
Return on avg tangible assets (2)	0.73%	1.13%	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%		1.08%	1.20%
Net interest margin (FTE)	4.25%	4.08%	4.27%	4.01%	4.24%	4.15%	4.29%	4.21%		4.16%	4.22%
Yield on earning assets (FTE)	4.75%	4.55%	4.68%	4.43%	4.66%	4.54%	4.66%	4.57%		4.62%	4.61%
Cost of funding	0.52%	0.49%	0.43%	0.43%	0.42%	0.40%	0.38%	0.37%		0.47%	0.39%
Average earning assets to average assets	86.92%	87.03%	87.81%	87.55%	87.10%	86.82%	86.59%	86.21%		87.30%	86.69%
Average loans to average deposits	93.51%	90.96%	88.03%	86.81%	88.89%	89.40%	87.73%	87.39%		90.00%	88.38%
Noninterest income (less securities gains/
losses) to average assets	1.25%	1.29%	1.58%	1.48%	1.40%	1.78%	1.62%	1.69%		1.39%	1.62%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	2.94%	2.87%	3.30%	3.18%	3.22%	3.44%	3.49%	3.48%		3.06%	3.43%
Net overhead ratio	1.69%	1.58%	1.72%	1.70%	1.82%	1.66%	1.87%	1.79%		1.67%	1.81%
Efficiency ratio (FTE) (4)	57.75%	57.97%	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%		59.55%	63.43%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2017	Twelve Months Ended
	2017				2016				Q4 2016	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Average Balances
Total assets	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	19.36	$9,509,308	$8,416,510	12.98
Earning assets	8,913,675	8,944,067	7,657,849	7,668,582	7,483,222	7,433,461	7,396,284	6,863,905	19.12	8,301,230	7,296,296	13.77
Securities	1,043,075	1,147,157	1,069,244	1,043,697	1,034,270	1,045,905	1,111,831	1,103,504	0.85	1,075,987	1,073,611	0.22
Mortgage loans held for sale	188,795	226,512	168,650	112,105	184,583	241,314	306,011	217,200	2.28	174,369	237,199	(26.49)
Loans, net of unearned	7,535,199	7,375,410	6,293,497	6,198,705	6,147,077	6,048,017	5,897,650	5,482,167	22.58	6,855,802	5,895,972	16.28
Intangibles	636,533	636,977	492,349	493,816	495,404	497,064	499,503	473,852	28.49	565,507	491,530	15.05
Noninterest-bearing deposits	$1,877,789	$1,849,396	$1,608,467	$1,558,809	$1,564,150	$1,510,309	$1,477,380	$1,316,495	20.05	$1,724,834	$1,467,881	17.51
Interest-bearing deposits	6,180,075	6,259,249	5,540,698	5,581,853	5,351,354	5,255,102	5,245,406	4,956,983	15.49	5,893,118	5,203,437	13.25
Total deposits	8,057,864	8,108,645	7,149,165	7,140,662	6,915,505	6,765,411	6,722,786	6,273,478	16.52	7,617,952	6,671,318	14.19
Borrowed funds	579,920	575,816	233,542	282,008	412,589	550,222	594,459	539,078	40.56	419,070	523,812	(20.00)
Shareholders' equity	1,518,131	1,495,591	1,258,935	1,246,903	1,155,749	1,135,073	1,121,298	1,050,668	31.35	1,380,950	1,116,038	23.74

									Q4 2017 -	As of
	2017				2016				Q4 2016	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Balances at period end
Total assets	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	12.99	$9,829,981	$8,699,851	12.99
Earning assets	8,493,741	8,943,570	7,763,775	7,690,045	7,556,760	7,409,068	7,396,888	7,045,179	12.40	8,493,741	7,556,760	12.40
Securities	671,488	1,150,459	1,076,625	1,044,862	1,030,530	1,039,957	1,063,592	1,101,820	(34.84)	671,488	1,030,530	(34.84)
Mortgage loans held for sale	108,316	207,288	232,398	158,619	177,866	189,965	276,782	298,365	(39.10)	108,316	177,866	(39.10)
Loans not purchased	5,588,556	5,293,467	5,058,898	4,834,085	4,713,572	4,526,026	4,292,549	4,074,413	18.56	5,588,556	4,713,572	18.56
Loans purchased & covered by FDIC loss-share agreements	—	—	—	—	—	30,533	42,171	44,989	—	—	—	—
Loans purchased & not covered by FDIC loss-share agreements	2,031,766	2,155,141	1,312,109	1,401,720	1,489,137	1,548,674	1,630,709	1,453,328	36.44	2,031,766	1,489,137	36.44
Total loans	7,620,322	7,448,608	6,371,007	6,235,805	6,202,709	6,105,233	5,965,429	5,572,730	22.85	7,620,322	6,202,709	22.85
Intangibles	635,556	637,264	491,552	493,045	494,608	496,233	497,917	476,539	28.50	635,556	494,608	28.50
Noninterest-bearing deposits	$1,840,424	$1,835,300	$1,642,863	$1,579,581	$1,561,357	$1,514,820	$1,459,383	$1,384,503	17.87	$1,840,424	$1,561,357	17.87
Interest-bearing deposits	6,080,651	6,283,218	5,559,162	5,651,269	5,497,780	5,302,978	5,243,104	5,046,874	10.60	6,080,651	5,497,780	10.60
Total deposits	7,921,075	8,118,518	7,202,025	7,230,850	7,059,137	6,817,798	6,702,487	6,431,377	12.21	7,921,075	7,059,137	12.21
Borrowed funds	297,360	591,933	312,077	202,006	312,135	469,580	588,650	561,671	(4.73)	297,360	312,135	(4.73)
Shareholders' equity	1,514,983	1,511,826	1,271,786	1,251,065	1,232,883	1,142,247	1,124,256	1,053,178	22.88	1,514,983	1,232,883	22.88
Market value per common share	$40.89	$42.90	$43.74	$39.69	$42.22	$33.63	$32.33	$32.91	(3.15)	$40.89	$42.22	(3.15)
Book value per common share	30.72	30.65	28.62	28.18	27.81	27.13	26.71	26.09	10.46	30.72	27.81	10.46
Tangible book value per common share	17.83	17.73	17.56	17.07	16.65	15.34	14.88	14.28	7.07	17.83	16.65	7.07
Shareholders' equity to assets (actual)	15.41%	14.64%	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%		15.41%	14.17%
Tangible capital ratio (3)	9.56%	9.03%	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%		9.56%	9.00%
Leverage ratio	10.16%	10.05%	10.68%	10.39%	10.59%	9.38%	9.18%	9.19%		10.16%	10.59%
Common equity tier 1 capital ratio	11.32%	11.21%	11.65%	11.69%	11.47%	10.16%	10.13%	9.88%		11.32%	11.47%
Tier 1 risk-based capital ratio	12.37%	12.25%	12.86%	12.93%	12.86%	11.57%	11.56%	11.38%		12.37%	12.86%
Total risk-based capital ratio	14.43%	14.29%	15.00%	15.11%	15.03%	13.84%	12.31%	12.17%		14.43%	15.03%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2017 -	As of
	2017				2016				Q4 2016	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Loans not purchased
Commercial, financial, agricultural	$763,823	$707,835	$657,713	$626,237	$589,290	$554,151	$530,258	$520,463	29.62	$763,823	$589,290	29.62
Lease Financing	54,013	51,902	49,066	47,816	46,841	45,510	43,116	41,937	15.31	54,013	46,841	15.31
Real estate- construction	547,658	477,638	424,861	378,061	483,926	415,934	381,690	325,188	13.17	547,658	483,926	13.17
Real estate - 1-4 family mortgages	1,729,534	1,644,060	1,551,934	1,485,663	1,425,730	1,388,066	1,328,948	1,263,879	21.31	1,729,534	1,425,730	21.31
Real estate - commercial mortgages	2,390,076	2,311,340	2,281,220	2,203,639	2,075,137	2,030,626	1,918,778	1,836,053	15.18	2,390,076	2,075,137	15.18
Installment loans to individuals	103,452	100,692	94,104	92,669	92,648	91,739	89,759	86,893	11.66	103,452	92,648	11.66
Loans, net of unearned	$5,588,556	$5,293,467	$5,058,898	$4,834,085	$4,713,572	$4,526,026	$4,292,549	$4,074,413	18.56	$5,588,556	$4,713,572	18.56
Loans purchased and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$—	$—	$—	$—	$—	$14	$607	$624	—	$—	$—	—
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	—	—	—	—	83	86	—	—	—	—
Real estate - 1-4 family mortgages	—	—	—	—	—	30,304	34,640	36,350	—	—	—	—
Real estate - commercial mortgages	—	—	—	—	—	180	6,790	7,870	—	—	—	—
Installment loans to individuals	—	—	—	—	—	35	51	59	—	—	—	—
Loans, net of unearned	$—	$—	$—	$—	$—	$30,533	$42,171	$44,989	—	$—	$—	—
Loans purchased and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$275,570	$301,100	$102,869	$115,229	$128,200	$139,961	$152,071	$133,847	114.95	$275,570	$128,200	114.95
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	85,731	100,082	35,946	35,673	68,753	71,704	70,958	52,300	24.69	85,731	68,753	24.69
Real estate - 1-4 family mortgages	614,187	651,792	400,460	431,904	452,447	452,274	485,458	477,266	35.75	614,187	452,447	35.75
Real estate - commercial mortgages	1,037,454	1,079,049	759,743	804,790	823,758	864,825	898,108	763,587	25.94	1,037,454	823,758	25.94
Installment loans to individuals	18,824	23,118	13,091	14,124	15,979	19,910	24,114	26,328	17.80	18,824	15,979	17.80
Loans, net of unearned	$2,031,766	$2,155,141	$1,312,109	$1,401,720	$1,489,137	$1,548,674	$1,630,709	$1,453,328	36.44	$2,031,766	$1,489,137	36.44
Asset quality data
Assets not purchased:
Nonaccrual loans	$10,250	$9,970	$11,413	$12,629	$11,273	$12,454	$10,591	$11,690	(9.07)	$10,250	$11,273	(9.07)
Loans 90 past due or more	3,015	3,295	1,283	2,175	2,079	2,315	1,428	2,495	45.02	3,015	2,079	45.02
Nonperforming loans	13,265	13,265	12,696	14,804	13,352	14,769	12,019	14,185	(0.65)	13,265	13,352	(0.65)
Other real estate owned	4,410	4,524	4,305	5,056	5,929	8,429	9,575	12,810	(25.62)	4,410	5,929	(25.62)
Nonperforming assets not purchased	$17,675	$17,789	$17,001	$19,860	$19,281	$23,198	$21,594	$26,995	(8.33)	$17,675	$19,281	(8.33)
Assets purchased and subject to loss share:
Nonaccrual loans	$—	$—	$—	$—	$—	$1,628	$2,060	$2,708	—	$—	$—	—
Loans 90 past due or more	—	—	—	—	—	786	2,076	4,343	—	—	—	—
Nonperforming loans	—	—	—	—	—	2,414	4,136	7,051	—	—	—	—
Other real estate owned	—	—	—	—	—	926	2,618	1,373	—	—	—	—
Nonperforming assets purchased and subject to loss share	$—	$—	$—	$—	$—	$3,340	$6,754	$8,424	—	$—	$—	—
Assets purchased and not subject to loss share:
Nonaccrual loans	$4,424	$4,868	$5,927	$8,495	$11,347	$12,105	$13,312	$12,368	(61.01)	$4,424	$11,347	(61.01)
Loans 90 past due or more	5,731	7,349	8,128	11,897	10,815	12,619	13,650	10,805	(47.01)	5,731	10,815	(47.01)
Nonperforming loans	10,155	12,217	14,055	20,392	22,162	24,724	26,962	23,173	(54.18)	10,155	22,162	(54.18)
Other real estate owned	11,524	13,296	15,409	16,266	17,370	16,973	17,146	19,051	(33.66)	11,524	17,370	(33.66)
Nonperforming assets purchased	$21,679	$25,513	$29,464	$36,658	$39,532	$41,697	$44,108	$42,224	(45.16)	$21,679	$39,532	(45.16)
Net loan charge-offs (recoveries)	$470	$1,768	$524	$1,314	$4,837	$824	$191	$1,378	(90.28)	$4,076	$7,230	(43.62)
Allowance for loan losses	$46,211	$44,531	$44,149	$42,923	$42,737	$45,924	$44,098	$42,859	8.13	$46,211	$42,737	8.13
Annualized net loan charge-offs / average loans	0.02%	0.10%	0.03%	0.09%	0.31%	0.05%	0.01%	0.10%		0.06%	0.12%
Nonperforming loans / total loans*	0.31%	0.34%	0.42%	0.56%	0.57%	0.69%	0.72%	0.80%		0.31%	0.57%
Nonperforming assets / total assets*	0.40%	0.42%	0.52%	0.64%	0.68%	0.80%	0.85%	0.95%		0.40%	0.68%
Allowance for loan losses / total loans*	0.61%	0.60%	0.69%	0.69%	0.69%	0.75%	0.74%	0.77%		0.61%	0.69%
Allowance for loan losses / nonperforming loans*	197.31%	174.75%	165.04%	121.95%	120.34%	109.59%	102.28%	96.51%		197.31%	120.34%
Nonperforming loans / total loans**	0.24%	0.25%	0.25%	0.31%	0.28%	0.33%	0.28%	0.35%		0.24%	0.28%
Nonperforming assets / total assets**	0.18%	0.17%	0.19%	0.23%	0.22%	0.27%	0.25%	0.33%		0.18%	0.22%
Allowance for loan losses / total loans**	0.83%	0.84%	0.87%	0.89%	0.91%	1.01%	1.03%	1.05%		0.83%	0.91%
Allowance for loan losses / nonperforming loans**	348.37%	335.70%	347.74%	289.94%	320.08%	310.95%	366.90%	302.14%		348.37%	320.08%
*Based on all assets (includes purchased assets)
**Excludes all assets purchased

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended									Twelve Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016			December 31, 2017			December 31, 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Not purchased	$5,446,973	$62,994	4.51%	$5,095,445	$57,560	4.48%	$4,612,237	$50,073	4.32%	$5,060,496	$226,524	4.48%	$4,294,032	$187,055	4.36%
Purchased	2,088,226	34,313	6.52	2,279,965	33,133	5.77	1,513,121	27,808	7.31	1,795,306	114,043	6.35	1,555,502	104,983	6.75
Purchased and covered(1)	—	—	—	—	—	—	21,718	386	7.07	—	—	—	46,438	3,295	7.10
Total loans	7,535,199	97,307	5.07	7,375,410	90,693	4.88	6,147,076	78,267	5.07	6,855,802	340,567	4.97	5,895,972	295,333	5.01
Mortgage loans held for sale	188,795	2,071	4.35	226,512	2,419	4.24	184,584	1,627	3.51	174,369	7,469	4.28	237,199	8,497	3.58
Securities:
Taxable(2)	735,923	4,240	2.29	807,001	4,758	2.34	688,268	3,430	1.98	746,557	17,408	2.33	721,661	15,305	2.12
Tax-exempt	307,152	3,604	4.66	340,156	4,046	4.72	346,002	4,089	4.70	329,430	15,838	4.81	351,950	16,555	4.70
Total securities	1,043,075	7,844	2.98	1,147,157	8,804	3.04	1,034,270	7,519	2.89	1,075,987	33,246	3.09	1,073,611	31,860	2.97
Interest-bearing balances with banks	146,606	551	1.49	194,988	697	1.42	117,292	151	0.51	195,072	2,314	1.19	89,514	459	0.51
Total interest-earning assets	8,913,675	107,773	4.75	8,944,067	102,613	4.55	7,483,222	87,564	4.66	8,301,230	383,596	4.62	7,296,296	336,149	4.61
Cash and due from banks	161,202			152,654			118,851			140,742			130,360
Intangible assets	636,533			636,977			495,404			565,507			491,530
FDIC loss-share indemnification asset	—			—			2,693			—			4,961
Other assets	543,364			543,778			491,625			501,829			493,363
Total assets	$10,254,774			$10,277,476			$8,591,795			$9,509,308			$8,416,510
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(3)	3,783,056	3,072	0.32	3,869,297	2,757	0.28	3,184,949	1,597	0.20	3,609,567	9,559	0.26	3,090,495	5,874	0.19
Savings deposits	572,397	99	0.07	575,684	101	0.07	538,323	96	0.07	567,723	394	0.07	525,498	372	0.07
Time deposits	1,824,622	4,152	0.90	1,814,268	3,976	0.87	1,628,082	3,145	0.77	1,715,828	14,667	0.85	1,587,444	11,610	0.73
Total interest-bearing deposits	6,180,075	7,323	0.47	6,259,249	6,834	0.43	5,351,354	4,838	0.36	5,893,118	24,620	0.42	5,203,437	17,856	0.34
Borrowed funds	579,920	4,002	2.74	575,816	3,844	2.65	412,589	2,952	2.85	419,070	13,233	3.16	523,812	10,291	1.96
Total interest-bearing liabilities	6,759,995	11,325	0.66	6,835,065	10,678	0.62	5,763,943	7,790	0.54	6,312,188	37,853	0.60	5,727,249	28,147	0.49
Noninterest-bearing deposits	1,877,789			1,849,396			1,564,150			1,724,834			1,467,881
Other liabilities	98,859			97,424			107,953			91,336			105,342
Shareholders’ equity	1,518,131			1,495,591			1,155,749			1,380,950			1,116,038
Total liabilities and shareholders’ equity	$10,254,774			$10,277,476			$8,591,795			$9,509,308			$8,416,510
Net interest income/ net interest margin		$96,448	4.25%		$91,935	4.08%		$79,774	4.24%		$345,743	4.16%		$308,002	4.22%

(1) Represents information associated with purchased loans covered under loss sharing agreements prior to their termination on December 8, 2016.
(2) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(3) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2017				2016				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Net income (GAAP)	$16,511	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	$92,188	$90,930
Amortization of intangibles, net of tax	1,133	1,149	1,013	1,064	1,094	1,119	1,171	1,134	4,358	4,518
Tangible net income (non-GAAP)	$17,644	$27,570	$26,297	$25,036	$24,729	$24,298	$24,071	$22,350	$96,546	$95,448

Net income (GAAP)	16,511	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	$92,188	$90,930
Merger & conversion expenses, net of tax	479	4,075	2,065	235	—	178	1,888	634	6,925	2,694
Debt prepayment penalties, net of tax	—	—	—	140	—	1,468	221	—	137	1,700
Loss share termination, net of tax	—	—	—	—	1,495	—	—	—	—	1,495
Write-down of net deferred tax assets	14,486	—	—	—	—	—	—	—	14,486	—
Net income with exclusions (non-GAAP)	$31,476	$30,496	$27,349	$24,347	$25,130	$24,825	$25,009	$21,850	$113,736	$96,819

Average shareholders' equity (GAAP)	$1,518,131	$1,495,591	$1,258,935	$1,246,903	$1,155,749	$1,135,073	$1,121,298	$1,050,668	$1,380,950	$1,116,038
Intangibles	636,533	636,977	492,349	493,816	495,404	497,064	499,503	473,852	565,507	491,530
Average tangible s/h's equity (non-GAAP)	$881,598	$858,614	$766,586	$753,087	$660,345	$638,009	$621,795	$576,816	$815,443	$624,508

Average total assets (GAAP)	$10,254,774	$10,277,476	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$9,509,308	$8,416,510
Intangibles	636,533	636,977	492,349	493,816	495,404	497,064	499,503	473,852	565,507	491,530
Average tangible assets (non-GAAP)	$9,618,240	$9,640,499	$8,228,311	$8,265,632	$8,096,391	$8,065,135	$8,042,315	$7,487,848	$8,943,801	$7,924,980

Actual shareholders' equity (GAAP)	$1,514,983	$1,511,826	$1,271,786	$1,251,065	$1,232,883	$1,142,247	$1,124,256	$1,053,178	$1,514,983	$1,232,883
Intangibles	635,556	637,264	491,552	493,045	494,608	496,233	497,917	476,539	635,556	494,608
Actual tangible s/h's equity (non-GAAP)	$879,427	$874,562	$780,234	$758,020	$738,275	$646,014	$626,339	$576,639	$879,427	$738,275

Actual total assets (GAAP)	$9,829,981	$10,323,687	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$9,829,981	$8,699,851
Intangibles	635,556	637,264	491,552	493,045	494,608	496,233	497,917	476,539	635,556	494,608
Actual tangible assets (non-GAAP)	$9,194,425	$9,686,423	$8,380,720	$8,271,666	$8,205,243	$8,046,238	$8,031,649	$7,669,690	$9,194,425	$8,205,243

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	4.31%	7.01%	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%	6.68%	8.15%
Effect of adjustment for intangible assets	3.63%	5.73%	5.70%	5.69%	6.76%	7.03%	7.36%	7.46%	5.16%	7.14%
Return on avg tangible s/h's equity (non-GAAP)	7.94%	12.74%	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%	11.84%	15.28%

Return on avg s/h's equity with exclusions (GAAP)	8.23%	8.09%	8.71%	7.92%	8.65%	8.70%	8.97%	8.36%	8.24%	8.68%
Effect of adjustment for intangible assets	6.44%	6.53%	6.13%	5.77%	7.12%	7.48%	7.96%	7.66%	6.25%	7.55%
Return on avg tangible s/h's equity with exclusion (non-GAAP)	14.67%	14.62%	14.84%	13.68%	15.80%	16.18%	16.93%	16.03%	14.48%	16.23%

(2) Return on Average Assets
Return on (average) assets (GAAP)	0.64%	1.02%	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%	0.97%	1.08%
Effect of adjustment for intangible assets	0.09%	0.11%	0.12%	0.12%	0.12%	0.12%	0.13%	0.13%	0.11%	0.12%
Return on average tangible assets (non-GAAP)	0.73%	1.13%	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%	1.08%	1.20%

Return on avg assets with exclusions (GAAP)	1.22%	1.18%	1.26%	1.13%	1.16%	1.15%	1.18%	1.10%	1.20%	1.15%
Effect of adjustment for intangible assets	0.13%	0.12%	0.12%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.13%
Return on avg tangible assets with exclusions (non-GAAP)	1.35%	1.30%	1.38%	1.25%	1.28%	1.28%	1.31%	1.23%	1.32%	1.28%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	15.41%	14.64%	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%	15.41%	14.17%
Effect of adjustment for intangible assets	5.85%	5.62%	5.02%	5.11%	5.17%	5.34%	5.38%	5.41%	5.85%	5.17%
Tangible capital ratio (non-GAAP)	9.56%	9.03%	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%	9.56%	9.00%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					CALCULATION OF EFFICIENCY RATIO

									Twelve Months Ended
	2017				2016				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Interest income (FTE)	$107,773	$102,613	$89,429	$83,781	$87,564	$84,784	$85,783	$78,009	$383,596	$336,149
Interest expense	11,325	10,678	7,976	7,874	7,791	7,301	6,851	6,205	37,853	28,147
Net Interest income (FTE)	$96,448	$91,935	$81,453	$75,907	$79,773	$77,483	$78,932	$71,804	$345,743	$308,002

Total noninterest income	$32,441	$33,413	$34,265	$32,021	$30,255	$38,272	$35,586	$33,302	$132,140	$137,415
Securities gains (losses)	91	57	—	—	—	—	1,257	(71)	148	1,186
Total noninterest income	$32,350	$33,356	$34,265	$32,021	$30,255	$38,272	$34,329	$33,373	$131,992	$136,229
Total Income (FTE)	$128,798	$125,291	$115,718	$107,928	$110,028	$115,755	$113,261	$105,177	$477,735	$444,231

Total noninterest expense	$76,808	$80,660	$74,841	$69,309	$71,558	$76,468	$77,259	$69,814	$301,618	$295,099
Amortization of intangibles	1,708	1,766	1,493	1,563	1,624	1,684	1,742	1,697	6,530	6,747
Merger-related expenses	723	6,266	3,044	345	—	268	2,807	948	10,378	4,023
Debt extinguishment penalty	—	—	—	205	—	2,210	329	—	205	2,539
Loss share termination	$—	$—	—	—	2,053	—	—	—	—	2,053
Total noninterest expense	$74,377	$72,628	$70,304	$67,196	$67,881	$72,306	$72,381	$67,169	$284,505	$279,737

(4) Efficiency Ratio	57.75%	57.97%	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%	59.55%	62.97%